FIFTEENTH SUPPLEMENTAL INDENTURE

ADDITIONAL SUBSIDIARY GUARANTEES

Fifteenth Supplemental Indenture (this “Supplemental Indenture for Additional Guarantees”), dated as of August 28, 2007, among NRG Cedar Bayou Development Company, LLC and NRG Construction LLC (collectively, the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the existing guarantors set forth on the signature page hereto (the “Existing Guarantors") and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a ninth supplemental indenture (the “Ninth Supplemental Indenture”), dated as of November 21, 2006, among the Company, the Existing Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,100 million of 7.375% Senior Notes due 2017 (the “Initial Notes”), and, subject to the terms of the Ninth Supplemental Indenture, future unlimited issuances of 7.375% Senior Notes due 2017 (the “Additional Notes,” and together with the Initial Notes, the “Notes”) and, as amended by a twelfth supplemental indenture, dated as of July 19, 2007, among the Company, the Existing Guarantors and the Trustee (together with the Base Indenture and the Ninth Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 4.17 of the Ninth Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Ninth Supplemental Indenture.

2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Ninth Supplemental Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Ninth Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Ninth Supplemental Indenture. In furtherance of the foregoing, Each of the Guaranteeing Subsidiaries shall be deemed a Guarantor for purposes of Article 10 of the Ninth Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7. Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Dated: August 28, 2007

Guaranteeing Subsidiaries:

NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC

By: /s/ Clint Freeland

Name: Title:	Clint Freeland Treasurer

NRG CONSTRUCTION LLC

By: /s/ Rachel Smith

Name: Title:	Rachel Smith Treasurer

Issuer:

NRG ENERGY, INC.

By: /s/ Clint Freeland

Name: Title:	Clint Freeland Vice President and Treasurer

Existing Guarantors:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CHICKAHOMINY RIVER ENERGY CORP.
COMMONWEALTH ATLANTIC POWER LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER LLC
EL SEGUNDO POWER II LLC
HANOVER ENERGY COMPANY
HOFFMAN SUMMIT WIND PROJECT, LLC
HUNTLEY IGCC LLC
HUNTLEY POWER LLC
INDIAN RIVER IGCC LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC
KAUFMAN COGEN LP
KEYSTONE POWER LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE IGCC LLC
MONTVILLE POWER LLC
NEO CHESTER-GEN LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASIA-PACIFIC, LTD.
NRG ASTORIA GAS TURBINE OPERATIONS, INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CADILLAC OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG KAUFMAN LLC
NRG MESQUITE LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING INC.
NRG ROCKY ROAD LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
PADOMA WIND POWER, LLC
SAGUARO POWER LLC
SAN JUAN MESA WIND PROJECT II, LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By: /s/ Clint Freeland

Name: Title:	Clint Freeland Treasurer

LAKE ERIE PROPERTIES INC.

NRG TEXAS POWER LLC

By: /s/ Clint Freeland

Name: Title:	Clint Freeland Vice President and Treasurer

GCP FUNDING COMPANY, LLC

TEXAS GENCO LP, LLC

By: /s/ Clint Freeland

Name: Title:	Clint Freeland Manager

NRG SOUTH TEXAS LP

By: Texas Genco GP, LLC, its General Partner

By: /s/ Clint Freeland

Name: Title:	Clint Freeland Vice President and Treasurer

TEXAS GENCO SERVICES, LP

By: New Genco GP, LLC, its General Partner

By: /s/ Clint Freeland

		Name: Title:	Clint Freeland Vice President and Treasurer
Attest:
/s/ Tanuja M. Dehne

Name: Title:	Tanuja M. Dehne Corporate Secretary

LAW DEBENTURE TRUST COMPANY OF NEW YORK,

as Trustee

By: /s/ James D. Heaney

Name: Title:	James D. Heaney Vice President